                                                                      Exhibit 11

                  SCIENTIFIC-ATLANTA, INC., AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                     Three Months Ended                   Six Months Ended
                                                                ----------------------------         --------------------------
                                                                December 27,     December 29,     December 27,     December 29,
                                                                    1996            1995              1996             1995
                                                                ------------     ------------     ------------     ------------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          77,205           76,379          77,166            76,699
  Add - Additional shares of common stock assumed
  issued upon exercise of options using the "treasury stock"
  method as it applies to the computation of primary
  earnings per share                                                   702              969             622             1,297
                                                                   -------          -------         -------           -------

NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                                      77,907           77,348          77,788            77,996
  Add - Additional shares of common stock assumed
  issued upon exercise of options using the "treasury
  stock" method as it applies to the computation of
  fully diluted earnings per share                                      49               50             129                20
                                                                   -------          -------         -------           -------

NUMBER OF SHARES OUTSTANDING
 ASSUMING FULL DILUTION                                             77,956           77,398          77,917            78,016
                                                                   =======          =======         =======           =======

NET EARNINGS (LOSS) FOR PRIMARY
 AND FULLY DILUTED COMPUTATION
    Continuing Operations                                          $13,752          $ 6,601         $24,562           $10,687
                                                                   =======          =======         =======           =======
    Discontinued Operations                                             --               --           3,400           (13,210)
                                                                   =======          =======         =======           =======
    Net Earnings (Loss)                                            $13,752          $ 6,601         $27,962           $(2,523)
                                                                   =======          =======         =======           =======
EARNINGS (LOSS) PER COMMON SHARE
 AND COMMON EQUIVALENT SHARE
  PRIMARY
    Continuing Operations                                          $  0.18          $  0.09         $  0.32           $  0.14
    Discontinued Operations                                             --               --            0.04             (0.17)
                                                                   -------          -------         -------           -------
    Net Earnings (Loss)                                            $  0.18          $  0.09         $  0.36           $ (0.03)
                                                                   =======          =======         =======           =======
  FULLY DILUTED
    Continuing Operations                                          $  0.18          $  0.09         $  0.32           $  0.14
    Discontinued Operations                                             --               --            0.04             (0.17)
                                                                   -------          -------         -------           -------
    Net Earnings (Loss)                                            $  0.18          $  0.09         $  0.36           $ (0.03)
                                                                   =======          =======         =======           =======

Note: In the three and six months ended December 29, 1995 the dilutive effect of equivalent shares derived from stock options was less than 3 percent and therefore, the equivalent shares were not included in the computation of earnings per share.